Exhibit 5.1

August 23, 2005

CNET Networks, Inc.
235 Second Street
San Francisco, California 94105

Re:    Registration Statement on Form S-8 for the Twofold Photos 2003 Common Stock Incentive Plan

Ladies and Gentlemen:

I have acted as counsel to CNET Networks, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of 304,133 shares (the “Shares”) of the Company’s common stock, $.0001 par value per share, issuable pursuant to the Twofold Photos 2003 Common Stock Incentive Plan (the “Plan”). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 23, 2005 (the “Registration Statement”).

In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are complete and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

Based on the foregoing, I am of the opinion that the Shares will be, if and when issued and paid for in accordance with the Plan, validly issued, fully paid and non-assessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sharon A. Le Duy
Sharon A. Le Duy
Senior Vice President and General Counsel
CNET Networks, Inc.